UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014
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GLOBAL EARTH ENERGY, INC.
(Name of small business in its charter)

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Nevada	000-31343	36-45675000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Global Earth Energy, Inc. 1213 Culberth Drive Wilmington, NC 28405
(Address of principal executive offices)

Registrant's telephone number:  (910) 270-7749

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01Other Events

Global Earth Energy, Inc. (“GEE”) previously reported that on March 3, 2014 it had entered into a Merger Agreement with Hawk Manufacturing, Inc. (“Hawk”).  Since that time, the Merger Agreement has terminated due to the fact that the time for closing the transaction has expired.

Hawk is in the metal and plastic manufacturing business, and they are located in Charleston, South Carolina. They serve customers in the aerospace, agriculture, automobile, oil and gas, shipping and food processing industries. Under the terms of the Merger Agreement, Hawk was to become a wholly-owned subsidiary of GLEE through its merger with GEE’s wholly-owned subsidiary Hawk Acquisition, Inc.

Certain statements contained in this current report on Form 8-K are forward-looking statements and are based on future expectations, plans and prospects for GEE’s business and operations and involve a number of risks and uncertainties.  GEE’s forward-looking statements in this report are made as of the date hereof and GEE disclaims any duties to supplement, update or revise such statements on a going forward basis, whether as a result of subsequent developments, change, expectations or otherwise.  In connection with the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 GEE is identifying certain forward-looking information regarding, among other things, the cancellation of the acquisition of Hawk by GEE.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL EARTH ENERGY, INC.
Dated: April 4, 2014	By:	/s/ Betty Harland
	Name:	Betty Harland
	Title:	President

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